UNITED STATES
                    SECURITIES AND EXCHANGE COMMISSION
                          Washington, DC 20549


                                 FORM 8-K


                              CURRENT REPORT
 Pursuant to Section 13 or 15(d)of the Securities Exchange Act of 1934



   Date of Report (Date of earliest event reported): March 9, 2004



                                 NIKE, INC.

          (Exact Name of Registrant as Specified in Charter)


       Oregon                  1-10635                 93-0584541
    ____________             ____________             ____________

   (State of                  (Commission            (I.R.S.Employer
   Incorporation)            File Number)          Identification No.)

                             One Bowerman Drive
                         Beaverton, Oregon 97005-6453

                   (Address of Principal Executive Offices)
                          __________________________

                               (503) 671-6453

             (Registrant's telephone number, including area code)

                          ___________________________


Item 7. Financial Statements and Exhibits.

    (c) Exhibits.

    The following exhibit is furnished with this Form 8-K:

    99. Press Release dated March 9, 2004.

Item 9. Regulation FD Disclosure.

Today NIKE, Inc. issued a press release regarding estimated third quarter earnings. A copy of the release is attached hereto as Exhibit 99.

                             SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                          NIKE, Inc.
                                         (Registrant)

Date:  March 9, 2004
                                         /s/ Donald W. Blair
                                         ____________________
                                         By: Donald W. Blair
                                           Chief Financial Officer

Exhibit 99

                             FOR IMMEDIATE RELEASE

     INVESTOR CONTACT:                                     MEDIA CONTACT:
     Pamela Catlett                                        Joani Komlos
     503.671.4589                                          503.671.2013


                        NIKE, INC.  ANNOUNCES ESTIMATED
                    THIRD QUARTER EARNINGS OF $0.71 TO $0.74
                               PER DILUTED SHARE


Beaverton, OR (March 09, 2004) -- NIKE, Inc. (NYSE:NKE) today provided an estimate of its financial expectations for the third quarter of fiscal 2004, which ended February 29, 2004.

For the third quarter, the company anticipates that its revenue will increase more than 20 percent over the prior year. Prior year revenues were unusually low due to the timing of shipments related to the Company's supply chain implementation in its European business. While the Company does not intend to begin the practice of providing earnings per share guidance, this revenue increase would result in estimated third quarter earnings per share of between $0.71 and $0.74 per diluted share.*

"Nike's businesses in the United States and Asia Pacific regions, combined with favorable European currency exchange rates, are resulting in very healthy revenue growth for the company," Philip H. Knight, Chairman and Chief Executive Officer said. "Consumer demand for Nike products continues to grow as our innovative product and superior brand presence are generating renewed energy in the footwear and apparel industry. We remain optimistic that the momentum we are seeing in our business is setting the stage for continued profitable growth through the remainder of fiscal 2004."*

For the fourth quarter, the company has not adjusted its expectation of high single digit revenue growth, year-over-year expansion of gross margins, and continued investment in selling, general and administrative expenses in excess of revenue growth.*

The company will release the financial results of its third quarter ended February 29, 2004 on Thursday, March 18, 2004, at approximately 4:00 p.m. EST. Beginning at 5:00 p.m. EST, the Company will host a conference call to discuss these results, which will be webcast live at www.nikebiz.com/invest. It will be available for replay in an archived version at the same location for one week.

News releases are also available on the Internet at www.prnewswire.com/cnoc/exec/menu?622104 or www.nikebiz.com/invest. Once again, Nikebiz will feature expanded information and relevant highlights of product and key initiatives for the reporting period.

Please logon to the website at least fifteen minutes prior to the webcast in order to download the necessary software.





NIKE, Inc. based in Beaverton, Oregon is the world's leading designer, marketer and distributor of authentic athletic footwear, apparel, equipment and accessories for a wide variety of sports and fitness activities. Wholly owned Nike subsidiaries include Converse Inc., which designs, markets and distributes athletic footwear, apparel and accessories; Bauer NIKE Hockey Inc., a leading designer and distributor of hockey equipment; Cole Haan (registered), which designs, markets, and distributes fine dress and casual shoes and accessories; and Hurley International LLC, which designs, markets and distributes action sports and youth lifestyle footwear, apparel and accessories.

NIKE's earnings releases and other financial information are available on the
Internet at www.NikeBiz.com/invest.   This quarter, Nikebiz will feature
expanded information and relevant highlights of product and key initiatives for the reporting period.

* The marked paragraphs contain forward-looking statements based on our current expectations of revenues, gross margin, expenses, and earnings. The statements involve risks and uncertainties that could cause actual results to differ materially. These risks and uncertainties are detailed from time to time in reports filed by NIKE with the S.E.C., including Forms 8-K, 10-Q, and 10-K. Accordingly, investors are cautioned to rely on the Company's actual financial results when filed with the S.E.C.